Exhibit 99.1

Press Release	Media Contact:	Investor Contact:
	Brendan Ranson-Walsh	Will Gabrielski
	Senior Vice President, Global Communications	Senior Vice President, Finance, Treasure
	1.213.996.2367	1.213.593.8208
	Brendan.Ranson-Walsh@aecom.com	William.Gabrielski@aecom.com

AECOM declares quarterly dividend

DALLAS (September 14, 2022) — AECOM (NYSE: ACM), the world’s trusted infrastructure consulting firm, today announced that its Board of Directors has declared a quarterly cash dividend of $0.15 per share as part of its ongoing quarterly dividend program. The dividend is payable on October 21, 2022 to stockholders of record as of the close of business on October 5, 2022.

About AECOM

AECOM (NYSE: ACM) is the world’s trusted infrastructure consulting firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, new energy, and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical expertise and innovation, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.3 billion in fiscal year 2021. See how we are delivering sustainable legacies for generations to come at aecom.com and @AECOM.

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